Exhibit 10.12
GUILD HOLDINGS COMPANY
RESTRICTED STOCK UNIT AWARD AGREEMENT
(EMPLOYEE)
This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of [DATE] (the “Grant Date”), is made between Guild Holdings Company, a Delaware corporation (the “Company”), and [NAME] (the “Participant”).
WITNESSETH
The Guild Holdings Company 2020 Omnibus Incentive Plan (the “Plan”) (any and all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan) provides for the grant of Restricted Stock Units.
In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:
1.Grant and Vesting of Restricted Stock Units.
(a)Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant, as of the Grant Date, the number of restricted stock units (the “Restricted Stock Units”) as shown in the table in Section 1(b) of this Agreement, each representing the right to receive one Share on the terms and conditions of this Agreement and the Plan. The Restricted Stock Units shall vest in accordance with Section 1(b) of this Agreement and to the extent vested, shall be settled into Shares as provided in Section 2 of this Agreement. As a condition to receiving the Restricted Stock Units and any Shares upon settlement of the Restricted Stock Units, the Participant hereby agrees to comply with each and every agreement between the Company and the Participant (each such agreement, an “Employee Agreement”).
(b)Vesting Schedule. Subject to the terms and conditions of this Agreement and the provisions of the Plan, the Restricted Stock Units shall vest and become nonforfeitable (such period during which a Restricted Stock Unit is unvested and subject to forfeiture, the “Vesting Period” with respect to such Restricted Stock Unit) as shown in the table below (each such date a “Vesting Date” with respect to the applicable Restricted Stock Units), provided that the Participant has not incurred a Termination of Service prior to the applicable Vesting Date.

Vesting Date	Shares Vested[1]

1 Note to Form: Standard vesting is one-third on each of the first three anniversaries of grant date, with fractional shares added to the first vesting date.

(c)Termination of Service; Exceptions. Except as otherwise provided in Section 1(c)(i) or Section 1(c)(ii) of this Agreement, in the event that the Participant incurs a Termination of Service during the Vesting Period for any reason, all unvested Restricted Stock Units shall be forfeited by the Participant effective immediately upon such Termination of Service without payment of any consideration therefor and shall cease to be eligible for vesting or settlement hereunder, unless otherwise determined by the Committee.
(i)Death or Disability. In the event that the Participant incurs a Termination of Service during the Vesting Period due to the Participant’s death or Disability, all remaining outstanding and unvested Restricted Stock Units granted hereunder shall immediately vest.
(ii)Termination On or Following Change in Control. In the event of a Change in Control, the provisions of Section 10 of the Plan shall apply to the Restricted Stock Units. For purposes of applying Section 10(d) of the Plan to the Restricted Stock Units, the Participant’s Termination from Service due to a resignation for Good Reason that occurs within 24 months following a Change in Control shall have the same effect as a Termination of Service without Cause (excluding a Termination of Service due to the Participant’s death or Disability) that occurs within 24 months following a Change in Control, as described in Section 10(d) of the Plan. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the Participant’s prior written consent: (A) a material diminution in the Participant’s position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control, (B) a reduction in the Participant’s annual base salary from that in effect immediately prior to the Change in Control, (C) a material reduction in the Participant’s target annual cash incentive compensation opportunity from that in effect immediately prior to the Change in Control, (D) a material reduction in the Participant’s annual long-term incentive compensation opportunity from that in effect immediately prior to the Change in Control, or (E) a change in the geographic location of the Participant’s principal place of employment of more than 50 miles from the geographic location of the Participant’s principal place of employment as of immediately prior to the Change in Control. In order to invoke a resignation for Good Reason, the Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (E) within 90 days of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, then in order for the Participant’s termination of employment to constitute a resignation for Good Reason, it must occur, if at all, within 30 days following the earlier of (i) the end of the Cure Period or (ii) the date the Company provides written notice to the Participant that it does not intend to cure such condition.
(d)Forfeiture and Clawback.
(i)Notwithstanding any other provision hereof, in the event that the Participant violates any Employee Agreement, the Restricted Stock Units, to the extent unvested, shall be immediately forfeited. Such forfeiture is in addition to, and not in lieu of, the other remedies available to the Company as described in the Plan, any Employee Agreement or under applicable law.
(ii)Notwithstanding anything to the contrary contained herein, (A) in the event that the Participant violates any Employee Agreement, (B) in the event that the Participant incurs a Termination of Service for Cause, or (C) to the extent permitted or required by applicable law and Applicable Exchange rules or by any applicable Company policy or arrangement as in effect from time to time, the Company may (or to the extent required, shall) (1) cause the Restricted Stock Units, to the extent unvested, to be immediately forfeited, (2) require the Participant to deliver to the Company the Shares previously issued to the Participant upon settlement of the Restricted Stock Units (or, if such Shares have been sold, pay to the Company the cash proceeds realized by the Participant upon such sale), (3) deduct or withhold, in whole or in part, such amount equal to the value of any Shares previously issued to the Participant upon settlement of the Restricted Stock Units from any payment or amount due to the Participant, or (4) any combination of the foregoing. By accepting the Restricted Stock Units, the Participant agrees that the Participant is subject to any clawback or recoupment policies of the Company in effect from time to time, which shall be in addition to the foregoing remedies available to the Company and any other any claims, damages or other legal remedies the Company may have against the Participant arising out of or resulting from such violation, Termination of Service for Cause or provision of applicable law, Applicable Exchange Rules, Company policy or arrangement.
2.Settlement Into Shares.
As soon as practicable after any Restricted Stock Unit has vested, the Company shall, subject to Section 6 of this Agreement, issue one Share in settlement of each vested Restricted Stock Unit. The obligation of the Company to deliver Shares hereunder shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant represent that the Participant is acquiring Shares for the Participant’s own account, or such other representation as the Committee deems appropriate.
3.Non-transferability.
The Restricted Stock Units shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise.
4.Grant Subject to Plan Provisions.
This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. This grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the

Shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall control.
5.No Stockholder Rights.
The Participant shall not be entitled to any rights of a stockholder with respect to the Restricted Stock Units (including, without limitation, any voting rights or rights with respect to dividends) unless and until Shares are issued to the Participant upon settlement of the Restricted Stock Units as provided herein. Notwithstanding the foregoing, upon the Company’s payment of a cash dividend with respect to Shares, the number of Restricted Stock Units shall be increased by dividing the amount of dividend the Participant would have received had the Participant owned a number of Shares of Common Stock equal to the number of Restricted Stock Units then credited to the Participant’s account by the Fair Market Value of a Share of Common Stock on the last trading day before the date of the dividend payment. The units so credited will be subject to the same restrictions applicable to the underlying Restricted Stock Units and the other terms and conditions applicable to the underlying Restricted Stock Units, and will be settled in Shares (rounded up to the nearest whole Share) at the time that the underlying Restricted Stock Units are settled, if at all.
6.Taxes and Withholding.
(a)No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to any Restricted Stock Units, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Section 6, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of Shares or cash issued upon settlement of the Restricted Stock Units that gives rise to the withholding requirement.
(b)Notwithstanding the foregoing, the Participant agrees that his or her minimum withholding tax obligation with respect to the granting, vesting or settlement of the Restricted Stock Units or other distributions made by the Company to the Participant with respect to the Restricted Stock Units will be satisfied (provided that a sufficient number of Shares would otherwise be issued to the Participant in settlement of the Restricted Stock Units) by the Company's withholding a portion of the shares of Common Stock otherwise deliverable to the Participant in settlement of the Restricted Stock Units, such Shares being valued at their Fair Market Value as of the date on which the taxable event that gives rise to the withholding requirement occurs. The Participant further agrees that each time the Company withholds Shares to satisfy his or her minimum withholding tax obligation, the Company will round up to the nearest whole number of Shares (with any over withholding applied to federal income tax). For example, if 9.6 Shares are required to satisfy the minimum withholding tax obligation, the Company will round up to 10 Shares. By accepting this Agreement, the Participant consents to this method of tax withholding, including the Company rounding up to the nearest whole number of Shares.
7.Effect of Agreement.
The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment or service at any time.
8.Data Privacy.
By participating in the Plan or accepting this Restricted Stock Unit award, the Participant understands that the Company and its Affiliates and/or agents collect, use, store and process personal data relating to the Participant to fulfill their obligations and exercise their rights under the Plan, issue certificates for Shares (if any), statements and communications relating to the Plan, and generally administer and manage the Plan, including keeping records of relating to any Awards received by the Participant that includes for example, (a) data about Awards and Shares offered or received, vested, forfeited, purchased or sold under the Plan from time to time, (b) Participant’s name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time; and (c) other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the Shares were granted, date of any termination of employment, and the reasons of termination of employment or retirement of the Participant).
By accepting this Award, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining Participant records; (ii) providing information to the Company, its Affiliates, Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates, and to regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law; (iii) providing information to actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors; (iv) providing information to the Participant's family members, heirs, legatees and others associated with the Participant in connection with the Plan; and (v) otherwise process, use, and share the personal data in accordance with the terms of the Company’s (or its Affiliates’ and/or agents’) applicable Privacy Policy as in effect from time to time.
9.Governing Law; Captions.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
10.Electronic Signature.
    By clicking the “Accept” button, you are signing this Agreement electronically. You agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
The Participant must accept this Award within ninety (90) days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company. The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within ninety (90) days after notification is sent to the Participant indicating availability for acceptance.